UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 3, 2008

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2008, El Paso Electric Company (the “Company”) closed its issuance and sale of $150,000,000 aggregate principal amount of its 7.50% Senior Notes due 2038 (the “Debt Securities”) pursuant to an underwriting agreement dated May 29, 2008, between the Company and Credit Suisse Securities (USA) LLC as underwriter. The Debt Securities were issued pursuant to an indenture dated as of May 1, 2005 between the Company and The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee, as amended and supplemented by a First Supplemental Debt Securities Indenture dated as of May 19, 2008, and a securities resolution issued pursuant thereto. The terms and conditions of the Debt Securities are contained in the Securities Resolution of the Pricing Committee of the Board of Directors of the Company dated May 29, 2008, to which a form of the global note representing the Debt Securities is attached, filed herewith as Exhibit 4.1 and incorporated by reference herein.

The Debt Securities were offered pursuant to the Company’s Registration Statement (the “Registration Statement”) on Form S-3 (Reg. No. 333-151021) filed with the Securities and Exchange Commission on May 20, 2008, including the prospectus contained therein, and a related preliminary prospectus supplement dated May 29, 2008 and a prospectus supplement dated May 29, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1 Securities Resolution dated May 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: June 6, 2008	By:	/s/ GARY D. SANDERS
		Name:	Gary D. Sanders
		Title:	General Counsel

2